UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 25, 2008

AVX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 17th Avenue South
Myrtle Beach, South Carolina		29577
(Address of principal executive offices)		(Zip Code)

(843) 448-9411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                 Entry into a Material Definitive Agreement

Since January 1990, AVX Corporation (“AVX”) and Kyocera Corporation (“Kyocera”) have engaged in transactions as described in Note 12 to the consolidated financial statements in AVX’s Annual Report on Form 10-K for the year ended March 31, 2007 and in AVX’s proxy statement for its 2007 annual meeting of stockholders under the caption “Relationship with Kyocera and Related Transactions.”

Kyocera is the majority stockholder of AVX.  As of March 24, 2008, Kyocera owned beneficially and of record 121,800,000 shares of common stock, representing approximately 70% of AVX’s outstanding shares.

In connection with these arrangements, AVX and Kyocera today entered into an amended Disclosure and Option to License Agreement, effective as of April 1, 2008. Pursuant to this agreement, AVX and Kyocera exchange confidential information relating to the development and manufacture of multi-layered ceramic capacitors and various other ceramic products as well as the license of technologies in certain circumstances. There are no material changes to the prior agreement except that the current agreement has changed from an annual renewal to an evergreen agreement that will expire upon agreement of both parties.

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibit is included with this Report:

EX. 10.1 Disclosure and Option to License Agreement Dated April 1, 2008 by and between Kyocera Corporation and AVX Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2008

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary